EXHIBIT 5.1

[ALSTON & BIRD LETTERHEAD]

FORM OF OPINION

                            , 2003

Knology, Inc.

1241 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-8553

Re: Registration Statement on Form S-2 (No. 333-109366)

Ladies and Gentlemen:

We have acted as counsel to Knology, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), for issuance and sale by the Company, shares of the Company’s common stock, par value $.01 per share (the “Shares”). Following the effectiveness of the Registration Statement, the Company intends to issue and sell the Shares to the several underwriters (the “Underwriters”) to be named in Schedule I to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriters. As used herein, the term “Shares” includes any additional Shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (including any post-effective amendment thereto, a “Rule 462(b) Registration Statement”). We are furnishing this opinion letter pursuant to Item 16 of Form S-2 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the amended and restated Certificate of Incorporation, as amended, of the Company, the Bylaws of the Company and records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth below.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties to be made in the Underwriting Agreement by the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion set forth below. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the laws of the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion below concerning any other laws.

Knology, Inc.

                                , 2003

Based upon the foregoing, it is our opinion that the Shares are duly authorized and that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement relating to additional Shares that the Company subsequently may file with the Commission, and to the use of our name under the heading “Legal Matters” in each Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:
A Partner